   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1999
                                                      REGISTRATION NO. 333-43369
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           THE NEW YORK TIMES COMPANY
             (Exact name of Registrant as specified in its charter)

                  NEW YORK                                      13-1102020
        (State or other jurisdiction                           (IRS Employer
      of incorporation or organization)                     Identification No.)

                              229 WEST 43D STREET
                              NEW YORK, N.Y. 10036
                                 (212) 556-1234
         (Address and telephone number of principal executive offices)

                           THE NEW YORK TIMES COMPANY
                      DEFERRED EXECUTIVE COMPENSATION PLAN
                      (AS SUCCESSOR TO THE NEW YORK TIMES
                  DESIGNATED EMPLOYEES DEFERRED EARNINGS PLAN)
                              (Full title of Plan)

                              Solomon B. Watson IV
                   Senior Vice President and General Counsel
                           The New York Times Company
                              229 West 43d Street
                              New York, N.Y. 10036
                                 (212) 556-1234
           (Name, address and telephone number of agent for service)

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
                                EXPLANATORY NOTE

    The New York Times Company filed registration statement No. 333-43369 on December 29, 1997 registering $17,300,000 deferred compensation obligations offered under its Designated Employees Deferred Earnings Plan. Effective December 8, 1999 the plan was merged into The New York Times Deferred Executive Compensation Plan. This Post-Effective Amendment No. 1 is being filed to reflect such merger. This amendment also effects a change in the agent for service.

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
                                     PART I

    A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1)(i).

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have heretofore been filed by The New York Times Company (the "Company") (File No. 1-5837) with the securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1998; and

        2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1999, June 25, 1999, and September 26, 1999.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The securities being registered under this registration statement consist of obligations (the "Obligations") of the Company to pay compensation deferred by eligible employees under the terms of The New York Times Deferred Executive Compensation Plan, as successor by plan merger to The New York Times Designated Employees Deferred Earnings Plan (the "Plan"). Subject to the provisions of the Plan, an eligible employee may enter into an agreement with the Company providing for the deferral of the payment of a specified portion or amount of compensation payable by the Company to the eligible employee. The amount ultimately payable to the eligible employee in respect of such a deferral election will be adjusted to reflect the investment experience of one or more of the benchmarks designated under the Plan and selected by the eligible employee. Such amounts are payable to the employee commencing on the date designated by the employee in accordance with the terms of the Plan, in 10 substantially equal installments, unless the employee elects to be paid in a single lump sum or in substantially equal annual installments over 5 or 10 years, provided, however, that payment of employees' deferred amounts will be accelerated and paid in a single lump sum on certain events, such as a change in control of the Company,

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
and may also be accelerated upon a termination of the Plan, and, provided, further, that the Plan Administrator and/or the Plan's ERISA Management Committee may elect to pay a participant's deferred amounts in a single lump sum upon certain events, such as death of the employee. An employee's rights to and under the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered, except by way of transfer to the employee's beneficiary or estate upon the employee's death, pursuant to the terms of the Plan.

    The Obligations are unsecured general obligations of the Company which rank PARI PASSU with other unsecured and unsubordinated indebtedness of the Company that may be outstanding from time to time. No sinking fund has or will be established with respect to the Obligations. The Obligations are not subject to redemption, in whole or on part, prior to the payment dates applicable under the Plan and the Obligations are not convertible into another security of the Company. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the rights of employees with respect to amounts deferred prior to such amendment or termination. In the event the Plan is terminated, the Company may decide, in its sole discretion, to either pay the Obligations as they come due in accordance with the employees' initial elections or pay the Obligations immediately upon the termination of the Plan.

    Except as stated above, the Obligations do not enjoy the benefit of any affirmative or negative pledges or covenants by the Company. Although the Company has established a grantor trust to fund the payment of the Obligations (the "Trust"), the Company retains discretion to determine the amount and timing of its contributions to the trust and the assets of the Trust are subject to the claims of the Company's creditors. The trustee of the Trust is required to administer the Trust in accordance with its terms, but the trustee's obligations and authority are limited to the amounts which may be held in the Trust from time to time and the trustee is subject to the direction of the Company with respect to the payment Obligations. Accordingly, the trustee of the Trust does not have any independent obligation or authority to act on behalf of any employee and each employee will be responsible for acting on his or her own behalf with respect to, among other things, the giving of notices, responding to requests for consents, waivers or amendments, enforcing covenants and taking action upon default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The legality of the Obligations offered pursuant to this registration statement has been passed upon for the Company by Solomon B. Watson IV, Senior Vice President and General Counsel of the Company, 229 West 43(rd) Street, New York New York 10036. Mr. Watson is an officer of the company and a holder of shares (and options to purchase shares) of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under the Company's by-laws, any individual made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the individual or the individual's testator or intestate is or was a director or officer of the Company, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Company, shall be indemnified against judgments, fines, amounts paid in settlement and other liabilities expenses, to the full extent permitted by law.

    The indemnification provided in the Business Corporation Law of New York is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, a stockholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that the officer's or director's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the officer or director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to officers and directors of the Company pursuant to the above-mentioned by-laws and statute, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for such indemnification (except insofar as it provides for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Company by a director or officer and the Commission is still of the same opinion, the Company will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

    See Exhibit Index.

ITEM 9. UNDERTAKINGS.

    The Company hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (b) That, for the purpose of determining any liability under the 1933 Act, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        (d) That, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or
    Section 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion o of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on December 29, 1999.

                                                       THE NEW YORK TIMES COMPANY

                                                       By:             /s/ LAURA J. CORWIN
                                                            -----------------------------------------
                                                                         Laura J. Corwin
                                                                   VICE PRESIDENT AND SECRETARY

    Pursuant to the requirements of the 1933 Act, the registration statement has been signed below by the following persons in the capacities on the dates indicated:

                     SIGNATURE                                   TITLE                    DATE
                     ---------                                   -----                    ----
                         *                           Chairman of the Board
     ----------------------------------------          (principal executive         December 29, 1999
            Arthur Ochs Sulzberger, Jr.                officer)

                                                     Senior Vice President and
                /s/ JOHN M. O'BRIEN                    Chief Financial Officer
     ----------------------------------------          (principal financial         December 29, 1999
                  John M. O'Brien                      officer)

                         *                           Vice President and Corporate
     ----------------------------------------          Controller (principal        December 29, 1999
                  Stuart Stoller                       accounting officer)

                         *
     ----------------------------------------        President and Chief Executive  December 29, 1999
                 Russell T. Lewis                      Officer, Director

                         *
     ----------------------------------------        Vice Chairman and Senior Vice  December 29, 1999
                  Michael Golden                       President, Director

                         *
     ----------------------------------------        Director                       December 29, 1999
                   John F. Akers

     ----------------------------------------        Director
                 Brenda C. Barnes

                     SIGNATURE                                   TITLE                    DATE
                     ---------                                   -----                    ----
     ----------------------------------------        Director
                   Raul E. Cesan

                         *
     ----------------------------------------        Director                       December 29, 1999
                  Richard L. Gelb

                         *
     ----------------------------------------        Director                       December 29, 1999
                Robert A. Lawrence

     ----------------------------------------        Director
                  Ellen R. Marram

                         *
     ----------------------------------------        Director                       December 29, 1999
                Charles H. Price II

     ----------------------------------------        Director
                 Henry B. Schacht

                         *
     ----------------------------------------        Director                       December 29, 1999
                 Donald M. Stewart

                         *
     ----------------------------------------        Director                       December 29, 1999
              Arthur Ochs Sulzberger

                         *
     ----------------------------------------        Director                       December 29, 1999
               Judith P. Sulzberger

*By:               /s/ LAURA J. CORWIN
          ------------------------------------
                     Laura J. Corwin
                    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
  4                     The New York Times Company Deferred Executive Compensation
                        Plan (incorporated by reference from Registration Statement
                        333-09447).

  5                     Opinion of the Company's Senior Vice President and General
                        Counsel as to the legality of the Obligations offered under the Plan (previously filed).

 23        (a)          Independent Auditors' Consent (filed herewith).

 23        (b)          Consent of Counsel (contained in the Opinion of the
                        Company's General Counsel, Exhibit 5 hereto).

 24                     Power of Attorney (previously filed).

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